GlaxoSmithKline plc S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 15 March 2019, relating to the consolidated financial statements of GlaxoSmithKline plc, and the effectiveness of GlaxoSmithKline plc’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of GlaxoSmithKline plc for the year ended 31 December 2018.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

20 December 2019